Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) NOVEMBER 29, 2018, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

WARRANT

for the purchase of common shares of

SNOW LAKE RESOURCES LTD.

(Organized under the laws of the Province of Manitoba)

Number of Warrants: __________	Warrant Certificate No. ______

This is to certify that, for value received, ____________, with an address of _______________________ (the “Holder”), shall have the right to purchase from snow lake resources ltd. (the “Corporation”), at any time and from time to time up to 5:00 p.m. (Toronto time) on the earlier of (i) five years after the date hereof and (ii) two years from the completion of a Liquidity Transaction (as defined herein) (the “Expiry Time”), one fully paid and non-assessable common share in the capital of the Corporation for each Warrant (individually, a “Warrant”) represented hereby at a price of Cdn$0.30 per share (the “Exercise Price”), upon and subject to the terms and conditions set forth herein.

For the purposes of this certificate a “Liquidity Transaction” means (i) a business combination between the Corporation and a public company pursuant to a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale or exchange of assets or similar transaction; or (ii) an initial public offering of the Corporation

1. For the purposes of this Warrant Certificate, the term “Common Shares” means common shares in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 herein, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, “Common Shares” shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule “A” (the “Subscription Form”), in the manner therein indicated; and

(b)	surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at its head office at c/o Foundation Markets Inc., 77 King Street West, Suite 2905, P.O. Box 121 Toronto ON M5K 1H1, together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon delivery and payment as set forth in section 4 herein, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in section 4 herein or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation. Notwithstanding any adjustment provided for in section 8 herein, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 herein. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it in order that the Corporation not be in default of any requirements of such legislation; (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (c) at its own expense expeditiously use its commercially reasonable best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Corporation’s Common Shares may be listed from time to time. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.	(a) For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)	If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a “Common Share Reorganization”), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)	If at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B) the quotient determined by dividing

(I)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this section 8(c), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this section 8(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (including cash, but excluding cash dividends paid in the ordinary course);

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)	the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(d) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 8(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(e)	If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation’s undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

(f)	If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8(b), (c), (d) or (e) herein shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(g)	If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of such stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9. The following rules and procedures shall be applicable to the adjustments made pursuant to section 8 herein:

(a)	any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8 herein, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)	no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)	the adjustments provided for in section 8 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d)	in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 8(b)(iii) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)	if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f)	as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)	forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h)	any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s auditors) and shall be binding upon the Corporation and the Holder;

(i)	any adjustment to the Exercise Price under the terms of this Warrant Certificate shall be subject to the prior approval of such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable; and

(j)	in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in section 8 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of such stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10. On the happening of each and every such event set out in section 8 herein, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

11. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 herein as a result of the completion of the event in respect of which the transfer books were closed.

12. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

13. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5 herein.

14. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

15.	The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule “B” (“Transfer Form”); and

(b)	surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term “Holder” shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate..

16. Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), nor under the laws of any state of the United States. Accordingly, (i) Warrants may not be exercised within the United States or by a “U.S. person” (as defined in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act) and (ii) no Common Shares issuable upon exercise of Warrants will be delivered to any address in the United States, unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the holder of such Warrants has furnished an opinion of counsel of recognized standing or other evidence in form and substance satisfactory to the Corporation to such effect, as applicable. The Holder acknowledges that a legend to that effect may be placed on any certificates representing the Common Shares issued on exercise of the rights represented by this Warrant Certificate. Terms used in this paragraph have the meanings given to them in Regulation S under the U.S. Securities Act.

17. Any certificate representing Common Shares issued upon the exercise of this Warrant will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) NOVEMBER 29, 2018, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA”

18. The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

19. The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

20. The registered holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

(a)	to sanction any modification, abrogation, alteration or compromise of the rights of the registered holders of Warrants against the Corporation which shall be agreed to by the Corporation; and/or

(b)	to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

(c)	to restrain any registered holder of a Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the registered holders of Warrants by the terms of the Warrants.

Any such extraordinary resolution as aforesaid shall be binding upon all the registered holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each registered holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all registered holders of Warrants of the date and text of such resolution. The registered holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

The expression “extraordinary resolution” when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the registered holders of Warrants calling in the aggregate for not less than seventy-five per cent (75%) of the aggregate number of Common Shares called for by all of the Warrants which are, at the applicable time, outstanding.

21. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

22. If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares or other securities on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

23. This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

24. All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

25. This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

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IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officer.

DATED as of the _______ day of November, 2018.

SNOW LAKE RESOURCES LTD.

Per:
Derek Knight
Chief Executive Officer

Schedule “A”

SUBSCRIPTION FORM

(TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED)

TO:	snow lake resources ltd. (the “Corporation”) c/o Foundation Markets Inc., 77 King Street West, Suite 2905, P.O. Box 121 Toronto ON M5K 1H1

The undersigned hereby subscribes for ____________ common shares of Snow Lake Resources Ltd. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Address for Delivery of Common Shares:

Attention:

Exercise Price Tendered (Cdn$0.30 per Common Share or as adjusted) $______________________

By checking the applicable line below, the undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A. ☐        at the time of execution of this Subscription Form, it (and any person named hereunder to which common shares are to be issued) (i) is not a U.S. person or a person within the United States and is not exercising the Warrants on behalf of a U.S. person or a person within the United States; and (ii) did not execute or deliver this Subscription Form in the United States;

(For purposes hereof, “United States” and “U.S. person” shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933 (the “U.S. Securities Act”));

or

B. ☐        it is furnishing herewith a written opinion of counsel of recognized standing or other evidence (which must be satisfactory to the Company) to the effect that the common shares issuable upon exercise of the Warrants have been registered under the United States Securities Act of 1933, as amended, and applicable state securities laws or are exempt from registration requirements thereunder.

Note: The undersigned understands that unless Box A above is checked, the certificate representing the common shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates representing common shares will not be registered or delivered to an address in the United States unless Box B above is checked. If Box B is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

Dated at_______ , this_____ day of ____, 20___.

) ) ) ) ) ) ) ) )
Witness:		Holder’s Name
Authorized Signature
Title (if applicable)

Signature guaranteed1:

1.	If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust company or a member of a stock exchange in Canada.

Schedule “B”

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of SNOW LAKE RESOURCES LTD. (the “Corporation”), the undersigned (the “Transferor”) hereby sells, assigns and transfers unto (name) __________________________________________ (the “Transferee”) of (residential address) _____________________________________________________________________________Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

Any transfer of the Warrants references herein must comply with United States federal and state securities laws, and no such transfer shall occur unless there is an available exemption from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

DATED this ___ day of _________, 20 ___.

Signature Guaranteed	(Signature of transferring Warrantholder)

Name (please print)

Address

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐ The undersigned transferee hereby certifies that (i) it is not a person in the “United States” or a “U.S. person” (each as defined in Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (ii) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States, and (iii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person or “U.S. person” or within the United States.

☐ The undersigned transferee is concurrently delivering a written opinion of U.S. Counsel of recognized standing or other evidence of exemption in form and substance acceptable to the Corporation to the effect that this transfer of Warrants is exempt from the registration requirements of the U.S. and has been made in compliance with all applicable state securities laws.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.